Exhibit 10.2
Consent of the Independent Registered Public Accounting Firm to the Board of Directors of Credit Suisse, Zurich

We consent to the incorporation by reference in the registration statement (No. 333-132936) on Form F-3/A and in the registration statement (No. 333-101259) on Form S-8 of Credit Suisse of our reports dated March 18, 2008, with respect to the consolidated balance sheets of Credit Suisse and subsidiaries (the “Bank”) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in shareholder’s equity, comprehensive income and cash flows, and notes thereto, for each of the years in the three-year period ended December 31, 2007 (the “consolidated financial statements”) and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the Group’s Annual Report on Form 20-F for the year ended December 31, 2007.

Our report relating to the consolidated financial statements contains an explanatory paragraph that states that in 2007 the Bank changed its method of accounting for certain financial instruments accounted for at fair value, in 2006 the Bank changed its method of accounting for defined benefit pension plans and in 2005 the Bank changed its method of accounting for share-based compensation.

Our report dated March 18, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that the Bank did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states controls over the valuation of asset-backed securities positions in the collateralized debt obligations trading business in Investment Banking relating to the supervision and monitoring of the initial valuations of these positions by trading personnel and the related price testing and supervision by product control, which is segregated from trading, were not effective.

KPMG Klynveld Peat Marwick Goerdeler SA

/s/ David L. Jahnke /s/ Robert S. Overstreet
David L. Jahnke Robert S. Overstreet
Auditor in Charge

Zurich, Switzerland
March 20, 2008